Exhibit 99.1

Republic Announces Record Net Income of $64.8 Million for the Year Ended December 31, 2010, a 54% Increase Over 2009. Fourth Quarter 2010 Net Income Increases 15%

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 20, 2011--Republic Bancorp, Inc. is pleased to report net income of $64.8 million for the year ended December 31, 2010, a $22.6 million, or 54%, increase over the same period in 2009. Diluted Earnings per Class A Common Share increased 53% for the year ended December 31, 2010 to $3.10. For the fourth quarter of 2010, the Company achieved net income of $4.4 million, a $574,000 increase over the fourth quarter of 2009. Diluted Earnings per Class A Common Share increased to $0.21 for the quarter. “With a solid fourth quarter, we completed the most successful year in our Company’s history in 2010. With a $95 million increase in our capital base over the previous 24 months, we are well-positioned entering 2011 to gain market share and profitably grow the Company, despite the on-going uncertainty in the economy,” commented Steve Trager, Republic’s President and Chief Executive Officer.

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s fourth quarter and year ended December 31, 2010 financial performance compared to the same periods in 2009:

	QTD	QTD	%	YTD	YTD	%
(dollars in thousands, except per share data)	12/31/10	12/31/09	Change	12/31/10	12/31/09	Change

Net Income	$4,418	$3,844	15%	$64,753	$42,131	54%
Diluted Earnings per Class A Share	$0.21	$0.19	11%	$3.10	$2.02	53%
Return on Average Assets ("ROA")	0.54%	0.48%	13%	1.85%	1.23%	50%
Return on Average Equity ("ROE")	4.75%	4.85%	-2%	17.92%	13.77%	30%

Year in Review

The year 2010 was a tremendous success for Republic in many regards. Above and beyond strong earnings for the year, the Company also achieved many other successes while positioning itself well for the future. Following are a few brief highlights from 2010:

Improved Credit Quality – Credit quality has always been a primary focus of Republic. In response to the national economic slowdown, management concentrated additional attention on improving credit metrics through investments in people and systems during the last three years. As a result, nonperforming and delinquent loans have decreased significantly from peak levels reached at the end of 2009 as listed below:

	Period Ending
Traditional Banking Ratio	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09

NPLs/ Total Loans	1.30%	1.69%	1.71%	1.78%	1.90%

NPAs/ Total Loans + OREO	1.84%	1.97%	1.99%	2.03%	2.11%

Delinquent Loans/Total Loans	1.24%	1.69%	1.72%	1.78%	1.98%

NPLs = Non Performing Loans; NPAs = Non Performing Assets; OREO = Other Real Estate Owned

National Recognition – Four times during the year, Republic was recognized by a national publication as one of the best performing banks in the United States.

  February 2010 - Sandler O'Neil & Partners released its annual rankings of the top 150 financial institutions in Bank Director Magazine and ranked Republic as #5 based on total assets, profitability, capital adequacy and asset quality.
  May 2010 - the American Bankers Association's Banking Journal ranked Republic as #9 based on 2009 Return on Average Total Equity (ROAE).
  August 2010 - Republic was ranked as #7 in the American Banker’s ranking of the nation’s most efficient bank holding companies.
  September 2010 - With a 5-year dividend growth rate of nearly 14% and a 12-month trailing dividend yield of 2.9%, Republic was recognized as a top dividend paying Company by the popular financial website, The Motley Fool.

Core Deposit Growth – In 2010 Republic increased the total balances of its low cost core deposit account base by $106 million. Despite rates at historic lows, the Company was able to attract these low cost deposit accounts with attractive technology offerings such as business on-site deposit and business on-line banking in combination with superior customer service and the safety and soundness of a strong performing institution.

Increased Cash Dividends – Despite the on-going turmoil in the financial services industry during the year, Republic once again increased its cash dividend by 8% in the second quarter of 2010 thanks to its strong earnings and strong capital position. This represents the 11th consecutive year that the Company has increased its quarterly cash dividend.

Technology Enhancements – Republic invested significant dollars during 2010 into new technology enhancements, which will pay dividends in the future through enhanced customer service and greater overall efficiencies for the Company. These enhancements include:

  A New Core Operating System – After nearly two years of planning and testing, the Company converted to its new core system over the Memorial Day weekend of 2010. The new “core” provides the Company with better technology integration, real time data reporting to clients across all service applications and the ability to economically scale in the future.
  Mobile Banking – In November, the Company introduced both Republic Bank Mobile Banking and a free iPhone® application to its client base. With Republic Bank Mobile Banking, clients can access their real-time account balances, view transaction history, transfer funds between accounts and initiate bill payments. In addition, they can find the closest Republic banking center or ATM with the Locations feature.
  Branch Capture – The Company adopted “branch capture” in approximately 50% of its banking center network during 2010 and expects to complete deployment of this functionality to all banking centers by the end of the first quarter of 2011. Branch capture allows the Company to transmit images of customer transactions to its data center for nightly processing. The ability to transmit images allows the Company to dramatically reduce its courier costs, improve business continuity capabilities, and further enhance customer services by eliminating cut-off times prior to closing at its banking centers.

Republic Bank Foundation Established – In March, Republic created the Republic Bank Foundation with a $5 million initial contribution. The Republic Bank Foundation was created to ensure the on-going legacy of giving that Republic has displayed throughout its 30-year history.

Better Business Bureau (“BBB”) Award – In April, Republic Bank received the BBB’s highest ranking of A+. The recent rating demonstrates Republic Bank’s strong commitment to quality for its clients. The Bank’s dedicated and hard working associates are focused on providing clients the best financial services available. Being a local bank, Republic remains accountable to its clients who are aware that decision makers can be reached to address any opportunity or problem.

Republic Bank We Care – In September, the Company held its annual Republic Bank We CARE Awards in Louisville and Lexington, during which the Company honored 15 companies for their volunteerism and community service. The Award was created to publicly congratulate companies who stress the four elements contained in the CARE name itself – Community, Activity, Recognition, and Enterprise.

Tax Refund Solutions (“TRS”) – TRS completed a record year in 2010 generating net income of $44.2 million as it processed over $10 billion in tax refunds for 2.8 million clients across the United States.

Results of Operations for the Fourth Quarter of 2010 Compared to the Fourth Quarter of 2009

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $7.1 million for the fourth quarter of 2010, a $1.8 million increase compared to the fourth quarter of 2009. Net income for the quarter was positively impacted by a reduction in provision for loan losses and lower overhead expenses, which helped to offset the expected decrease in net interest income. As with previous quarters, the Company remained conservative in its lending and investment strategies focusing on asset quality, while continuing its concentration on core deposit growth.

Although net interest income declined by 7% for the fourth quarter of 2010 compared to the fourth quarter of 2009, Republic’s Core Banking net interest margin remained solid at 3.40% for the quarter. “As with most financial institutions across the United States, net interest income continued to be negatively impacted by historically low long-term interest rates combined with soft consumer demand for adjustable rate mortgage products held within the Company’s portfolio. We believe 2011 will also be a challenging year to grow net interest income, as rates are likely to remain low by historical standards,” further commented Trager.

Core Banking non-interest income declined by $951,000, or 11%, during the fourth quarter of 2010 to $7.3 million. The decline was led by an $892,000 decrease in service charges on deposits of which approximately $585,000 resulted from the discontinuation of the Company’s Currency Connection product. Mortgage Banking income remained solid for the quarter, as the Company originated $84 million in fixed rate 1-4 family real estate loans sold into the secondary market.

Core Banking non-interest expenses declined $970,000, or 4%, for the fourth quarter of 2010 to $20.9 million. The primary driver of the decline in overhead expenses for the quarter was a decrease in third party costs associated with the Company’s debit card product and a reduction in FDIC insurance expense. The decrease in debit card costs was the direct result of a contract with a new third party provider, which substantially reduced, among other things, usage fees incurred by the Company for its debit card customer base. Non-interest expense for the quarter also benefited from a decrease in incentive compensation accruals. For the fourth quarter of 2010, the Company recorded a credit to its incentive compensation accruals of $2.2 million compared to a credit of $1.8 million for the fourth quarter of 2009.

Core Banking provision for loan losses for the fourth quarter of 2010 was $2.1 million, a $4.4 million decline from the fourth quarter of 2009. The Company continued to experience a favorable decline in non-performing loans, which decreased $15 million from December 31, 2009 and $8 million from September 30, 2010 to $28 million at December 31, 2010. The Traditional Bank’s delinquency ratio improved 74 basis points from the previous year-end and 45 basis points from September 30, 2010 to 1.24% at December 31, 2010. Overall, the Company’s allowance for loan losses to total loans was 1.06% as of December 31, 2010 compared to 1.01% at December 31, 2009. “The Company once again reported credit quality measures that placed it among the top performing financial institutions within its peer group. We are optimistic that we can continue in 2011 to capitalize on the marked improvements we have experienced in our credit quality metrics during the last six months,” further commented Trager.

Tax Refund Solutions (“TRS”)

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters of the year, as the Company prepares for the upcoming tax season. TRS’ net loss was $2.7 million for the fourth quarter of 2010 compared to a net loss of $1.4 million for the same period in 2009.

As in the prior year, the Company will once again utilize its traditional funding sources to fund its first quarter 2011 Refund Anticipation Loan (“RAL”) volume. In order to ensure that the funding is in place, Republic began borrowing during the fourth quarter of 2010, primarily in the form of brokered deposits. As a result, the Company incurred funding costs for the first quarter 2011 program in the 2010 calendar year. Overall, TRS contributed negative net interest income of $70,000 for the fourth quarter of 2010 compared to negative net interest income of $173,000 for the fourth quarter of 2009. The improvement from the fourth quarter of 2009 was due to the current low interest rate environment.

In December, Republic released information for its upcoming first quarter 2011 tax season. Republic expects the upcoming 2011 tax season to include a projected 50% or more reduction in the dollar volume of RALs originated by the Company as a result of a reduction in its maximum RAL amount to $1,500. In addition, the Company expects to shift a material percentage of its product offerings to Jackson Hewitt offices during 2011, while working with an equal or slightly lower number of total overall tax preparation offices than TRS worked with in 2010. Management believes net income within the TRS segment will increase during 2011, if the Company can achieve its projected product volumes and provision for loan loss estimates.

CONCLUSION

“Despite continued uncertainty in the economy and significant regulatory and legislative reform impacting the banking industry, Republic turned in another record financial performance in 2010. Our focus on credit quality and capital strength has increased shareholder value, while at the same time positioning Republic for future growth as we remain well positioned to handle the many opportunities and challenges of 2011 and beyond. As always, our slogan remains true and will continue to do so for many years to come. We were here for you yesterday. We are here for you today. We will be here for you tomorrow,®”concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 43 banking centers and is the parent company of Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.6 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2009 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2010	Dec. 31, 2009
Assets:
Cash and cash equivalents	$786,371	$1,068,179
Investment securities	542,694	467,235
Mortgage loans held for sale	15,228	5,445
Loans	2,175,240	2,268,232
Allowance for loan losses	(23,079)	(22,879)
Federal Home Loan Bank stock, at cost	26,212	26,248
Premises and equipment, net	37,770	39,380
Goodwill	10,168	10,168
Other assets and accrued interest receivable	52,099	56,760
Total assets	$3,622,703	$3,918,768

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$325,375	$318,275
Interest-bearing	1,977,317	2,284,206
Total deposits	2,302,692	2,602,481

Securities sold under agreements to repurchase and other short-term borrowings	319,246	299,580
Federal Home Loan Bank advances	564,877	637,607
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	23,272	21,840
Total liabilities	3,251,327	3,602,748

Stockholders' equity	371,376	316,020
Total liabilities and Stockholders' equity	$3,622,703	$3,918,768

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
Assets:
Investment securities, including FHLB stock	$627,434	$522,783	$561,273	$536,996
Federal funds sold and other interest-earning deposits	335,593	301,090	473,137	341,126
Loans and fees, including loans held for sale	2,188,937	2,287,367	2,338,990	2,372,008
Total earning assets	3,151,964	3,111,240	3,373,400	3,250,130
Total assets	3,283,198	3,232,793	3,503,886	3,415,725

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$341,556	$324,797	$421,162	$381,665
Interest-bearing deposits	1,579,281	1,544,941	1,725,891	1,684,277
Securities sold under agreements to repurchase and other short-term borrowings	352,890	327,056	330,154	323,688
Federal Home Loan Bank advances	565,314	653,747	574,181	630,294
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,538,725	2,566,984	2,671,466	2,679,499
Stockholders' equity	372,222	316,855	361,357	305,864

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009

Total interest income (1)	$34,087	$37,477	$193,473	$212,605
Total interest expense	8,652	10,087	36,661	48,742

Net interest income	25,435	27,390	156,812	163,863

Provision for loan losses	1,748	5,197	19,714	33,975

Non interest income:
Service charges on deposit accounts	3,860	4,752	15,562	19,156
Electronic refund check fees	276	17	58,789	25,289
Net RAL securitization income	37	16	265	514
Mortgage banking income	1,703	1,663	5,797	11,021
Debit card interchange fee income	1,322	1,322	5,067	5,114
Net gain / (loss) on sales, calls and impairment of securities	(95)	49	(221)	(5,822)
Other	551	505	2,399	2,349
Total non interest income	7,654	8,324	87,658	57,621

Non interest expenses:
Salaries and employee benefits	11,503	11,358	55,246	51,173
Occupancy and equipment, net	5,373	5,559	21,958	22,370
Communication and transportation	1,343	1,354	5,418	5,354
Marketing and development	697	784	10,813	13,146
FDIC insurance expense	670	940	3,155	4,993
Bank franchise tax expense	755	686	3,187	2,643
Data processing	719	702	2,697	3,017
Debit card interchange expense	507	1,026	1,741	3,096
Supplies	762	659	2,359	2,398
Other real estate owned expense	464	188	1,829	2,253
FHLB advance prepayment penalty	-	-	1,531	-
Other	2,624	2,294	16,389	11,042
Total non interest expenses	25,417	25,550	126,323	121,485

Income before income tax expense	5,924	4,967	98,433	66,024
Income tax expense	1,506	1,123	33,680	23,893

Net income	$4,418	$3,844	$64,753	$42,131

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
Per Share Data:
Basic average shares outstanding	20,935	20,802	20,877	20,749
Diluted average shares outstanding	21,001	20,890	20,960	20,884

End of period shares outstanding:
Class A Common Stock	18,628	18,499	18,628	18,499
Class B Common Stock	2,307	2,309	2,307	2,309

Book value per share	$17.74	$15.19	$17.74	$15.19
Tangible book value per share (5)	16.87	14.28	16.87	14.28

Earnings per share:
Basic earnings per Class A Common Stock	0.21	0.19	3.11	2.04
Basic earnings per Class B Common Stock	0.20	0.17	3.06	1.99
Diluted earnings per Class A Common Stock	0.21	0.19	3.10	2.02
Diluted earnings per Class B Common Stock	0.20	0.17	3.04	1.98

Cash dividends declared per share:
Class A Common Stock	0.143	0.132	0.561	0.517
Class B Common Stock	0.130	0.120	0.510	0.470

Performance Ratios:
Return on average assets	0.54%	0.48%	1.85%	1.23%
Return on average equity	4.75	4.85	17.92	13.77
Efficiency ratio (2)	77	72	52	53

Yield on average earning assets	4.33	4.82	5.74	6.54
Cost of interest-bearing liabilities	1.36	1.57	1.37	1.82
Net interest spread	2.97	3.25	4.37	4.72
Net interest margin	3.23	3.52	4.65	5.04

Asset Quality Ratios:
Loans on non-accrual status	28,317	43,136	28,317	43,136
Loans past due 90 days or more and still on accrual	-	8	-	8
Total non-performing loans	28,317	43,144	28,317	43,144
Other real estate owned	11,969	4,772	11,969	4,772
Total non-performing assets	40,286	47,916	40,286	47,916
Non-performing loans to total loans	1.30%	1.90%	1.30%	1.90%
Non-performing loans to total loans - Traditional Banking	1.30	1.90	1.30	1.90
Non-performing assets to total loans (including OREO)	1.84	2.11	1.84	2.11
Allowance for loan losses to total loans	1.06	1.01	1.06	1.01
Allowance for loan losses to total loans - Traditional Banking	1.06	1.01	1.06	1.01
Allowance for loan losses to non-performing loans	82	53	82	53
Net loan charge-offs to average loans	0.59	0.37	0.83	1.09
Net loan charge-offs to average loans - Traditional Banking	0.65	0.59	0.51	0.34
Delinquent loans to total loans (3)	1.24	1.98	1.24	1.98
Delinquent loans to total loans - Traditional Banking (3)	1.24	1.98	1.24	1.98

Other Information:
End of period full-time equivalent employees	744	735	744	735
Number of banking centers	43	44	43	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Assets:
Cash and cash equivalents	$786,371	$171,024	$268,489	$322,291	$1,068,179
Investment securities	542,694	600,834	567,688	460,231	467,235
Mortgage loans held for sale	15,228	5,783	3,309	5,801	5,445
Loans	2,175,240	2,157,330	2,203,995	2,273,188	2,268,232
Allowance for loan losses	(23,079)	(24,566)	(26,659)	(25,640)	(22,879)
Federal Home Loan Bank stock, at cost	26,212	26,274	26,274	26,274	26,248
Premises and Equipment, net	37,770	38,171	37,560	38,300	39,380
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	52,099	50,751	49,628	70,382	56,760
Total assets	$3,622,703	$3,035,769	$3,140,452	$3,180,995	$3,918,768

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$325,375	$328,083	$355,761	$473,221	$318,275
Interest-bearing	1,977,317	1,409,019	1,470,092	1,425,909	2,284,206
Total deposits	2,302,692	1,737,102	1,825,853	1,899,130	2,602,481

Securities sold under agreements to repurchase and other short-term borrowings	319,246	286,510	302,054	275,111	299,580
Federal Home Loan Bank advances	564,877	565,424	565,483	545,564	637,607
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	23,272	34,668	40,056	62,736	21,840
Total liabilities	3,251,327	2,664,944	2,774,686	2,823,781	3,602,748

Stockholders' equity	371,376	370,825	365,766	357,214	316,020
Total liabilities and Stockholders' equity	$3,622,703	$3,035,769	$3,140,452	$3,180,995	$3,918,768

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Assets:
Investment securities, including FHLB stock	$627,434	$623,758	$516,746	$474,792	$522,783
Federal funds sold and other interest-earning deposits	335,593	229,125	245,863	1,093,433	301,090
Loans and fees, including loans held for sale	2,188,937	2,180,565	2,247,410	2,658,713	2,287,368
Total earning assets	3,151,964	3,033,448	3,010,019	4,226,938	3,111,241
Total assets	3,283,198	3,163,734	3,147,246	4,423,918	3,232,793

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$341,556	$345,970	$382,006	$635,587	$324,797
Interest-bearing deposits	1,579,281	1,471,806	1,444,036	2,406,326	1,544,941
Securities sold under agreements to repurchase and other short-term borrowings	352,890	333,299	309,539	324,149	327,056
Federal Home Loan Bank advances	565,314	565,445	554,201	612,379	653,747
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,538,725	2,411,790	2,349,016	3,384,094	2,566,984
Stockholders' equity	372,222	369,279	364,288	338,980	316,855

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009

Total interest income (4)	$34,087	$35,270	$36,887	$87,229	$37,477
Total interest expense	8,652	8,818	8,834	10,357	10,087
Net interest income	25,435	26,452	28,053	76,872	27,390

Provision for loan losses	1,748	(1,804)	2,980	16,790	5,197

Non interest income:
Service charges on deposit accounts	3,860	3,847	4,009	3,872	4,752
Electronic refund check fees	276	293	5,052	53,168	17
Net RAL securitization income	37	8	25	195	16
Mortgage banking income	1,703	1,679	1,403	1,012	1,663
Debit card interchange fee income	1,322	1,213	1,312	1,220	1,322
Net gain / (loss) on sales, calls and impairment of securities	(95)	-	(57)	(69)	49
Other	551	783	560	479	505
Total non interest income	7,654	7,823	12,304	59,877	8,324

Non interest expenses:
Salaries and employee benefits	11,503	13,399	12,966	17,378	11,358
Occupancy and equipment, net	5,373	5,114	5,053	6,418	5,559
Communication and transportation	1,343	887	719	2,469	1,354
Marketing and development	697	722	802	8,592	784
FDIC insurance expense	670	586	782	1,117	940
Bank franchise tax expense	755	642	645	1,145	686
Data processing	719	660	598	720	702
Debit card interchange expense	507	299	286	649	1,026
Supplies	762	219	346	1,032	659
Other real estate owned expense	464	562	502	301	188
FHLB advance prepayment penalty	-	-	-	1,531	-
Other	2,624	2,032	1,946	9,787	2,294
Total non interest expenses	25,417	25,122	24,645	51,139	25,550

Income before income tax expense	5,924	10,957	12,732	68,820	4,967
Income tax expense	1,506	3,647	4,335	24,192	1,123

Net income	$4,418	$7,310	$8,397	$44,628	$3,844

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

	As of and for the Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Per Share Data:
Basic average shares outstanding	20,935	20,917	20,840	20,814	20,802
Diluted average shares outstanding	21,001	20,988	20,958	20,872	20,890

End of period shares outstanding:
Class A Common Stock	18,628	18,627	18,546	18,502	18,499
Class B Common Stock	2,307	2,308	2,308	2,309	2,309

Book value per share	$17.74	$17.71	$17.55	$17.17	$15.19
Tangible book value per share (5)	16.87	16.84	16.67	16.27	14.28

Earnings per share:
Basic earnings per Class A Common Stock	0.21	0.35	0.40	2.15	0.19
Basic earnings per Class B Common Stock	0.20	0.34	0.39	2.13	0.17
Diluted earnings per Class A Common Stock	0.21	0.35	0.40	2.14	0.19
Diluted earnings per Class B Common Stock	0.20	0.34	0.39	2.13	0.17

Cash dividends declared per share:
Class A Common Stock	0.143	0.143	0.143	0.132	0.132
Class B Common Stock	0.130	0.130	0.130	0.120	0.120

Performance Ratios:
Return on average assets	0.54%	0.92%	1.07%	4.04%	0.48%
Return on average equity	4.75	7.92	9.22	53.63	4.85
Efficiency ratio (2)	77	73	61	37	72

Yield on average earning assets	4.33	4.65	4.90	8.25	4.82
Cost of interest-bearing liabilities	1.36	1.46	1.50	1.22	1.57
Net interest spread	2.97	3.19	3.40	7.03	3.25
Net interest margin	3.23	3.49	3.73	7.27	3.52

Asset Quality Data:
Loans on non-accrual status	28,317	36,358	37,669	39,955	43,136
Loans past due 90 days or more and still on accrual	-	-	-	4	8
Total non-performing loans	28,317	36,358	37,669	39,959	43,144
Other real estate owned	11,969	6,203	6,359	6,203	4,772
Total non-performing assets	40,286	42,561	44,028	46,162	47,916
Non-performing loans to total loans	1.30%	1.69%	1.71%	1.76%	1.90%
Non-performing loans to total loans - Traditional Banking	1.30	1.69	1.71	1.78	1.90
Non-performing assets to total loans (including OREO)	1.84	1.97	1.99	2.03	2.11
Allowance for loan losses to total loans	1.06	1.14	1.21	1.13	1.01
Allowance for loan losses to total loans - Traditional Banking	1.06	1.14	1.21	1.07	1.01
Allowance for loan losses to non-performing loans	82	68	71	64	53
Net loan charge-offs to average loans	0.59	0.05	0.35	2.11	0.37
Net loan charge-offs to average loans - Traditional Banking	0.65	0.70	0.40	0.31	0.59
Delinquent loans to total loans (3)	1.24	1.69	1.72	1.76	1.98
Delinquent loans to total loans - Traditional Banking (3)	1.24	1.69	1.72	1.78	1.98

Other Information:
End of period full-time equivalent employees	744	738	740	749	735
Number of banking centers	43	44	44	44	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic. Segment information for the three months and years ended December 31, 2010 and 2009 follows:

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

	Three Months Ended December 31, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$25,321	$(70)	$184	$25,435
Provision for loan losses	2,069	(321)	-	1,748

Electronic Refund Check fees	-	276	-	276
Net RAL securitization income	-	37	-	37
Mortgage banking income	-	-	1,703	1,703
Net loss on sales, calls and impairment of securities	(95)	-	-	(95)
Other non interest income	5,716	3	14	5,733
Total non interest income	5,621	316	1,717	7,654

Total non interest expenses	20,401	4,523	493	25,417

Gross operating profit	8,472	(3,956)	1,408	5,924
Income tax expense	2,336	(1,272)	442	1,506
Net income	$6,136	$(2,684)	$966	$4,418

Segment end of period assets	$3,026,628	$572,716	$23,359	$3,622,703

Net interest margin	3.40%	NM	NM	3.23%

	Three Months Ended December 31, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,447	$(173)	$116	$27,390
Provision for loan losses	6,460	(1,263)	-	5,197

Electronic Refund Check fees	-	17	-	17
Net RAL securitization income	-	16	-	16
Mortgage banking income	-	-	1,663	1,663
Net gain on sales, calls and impairment of securities	49	-	-	49
Other non interest income	6,555	2	22	6,579
Total non interest income	6,604	35	1,685	8,324

Total non interest expenses	21,301	3,686	563	25,550

Gross operating profit	6,290	(2,561)	1,238	4,967
Income tax expense	1,809	(1,115)	429	1,123
Net income	$4,481	$(1,446)	$809	$3,844

Segment end of period assets	$2,976,663	$927,929	$14,176	$3,918,768

Net interest margin	3.79%	NM	NM	3.52%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

	Year Ended December 31, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$105,685	$50,659	$468	$156,812
Provision for loan losses	11,571	8,143	-	19,714

Electronic Refund Check fees	-	58,789	-	58,789
Net RAL securitization income	-	265	-	265
Mortgage banking income	-	-	5,797	5,797
Net loss on sales, calls and impairment of securities	(221)	-	-	(221)
Other non interest income	22,899	56	73	23,028
Total non interest income	22,678	59,110	5,870	87,658

Total non interest expenses	90,968	32,796	2,559	126,323

Gross operating profit	25,824	68,830	3,779	98,433
Income tax expense	7,929	24,590	1,161	33,680
Net income	$17,895	$44,240	$2,618	$64,753

Segment end of period assets	$3,026,628	$572,716	$23,359	$3,622,703

Net interest margin	3.57%	NM	NM	4.65%

	Year Ended December 31, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$110,352	$52,707	$804	$163,863
Provision for loan losses	15,885	18,090	-	33,975

Electronic Refund Check fees	-	25,289	-	25,289
Net RAL securitization income	-	514	-	514
Mortgage banking income	-	-	11,021	11,021
Net loss on sales, calls and impairment of securities	(5,822)	-	-	(5,822)
Other non interest income	26,467	52	100	26,619
Total non interest income	20,645	25,855	11,121	57,621

Total non interest expenses	92,513	27,318	1,654	121,485

Gross operating profit	22,599	33,154	10,271	66,024
Income tax expense	7,237	13,175	3,481	23,893
Net income	$15,362	$19,979	$6,790	$42,131

Segment end of period assets	$2,976,663	$927,929	$14,176	$3,918,768

Net interest margin	3.79%	NM	NM	5.04%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release (continued)

_____________________________________

(1) – The amount of loan fee income included in total interest income was $726,000 and $900,000 for the quarters ended December 31, 2010 and 2009. The amount of loan fee income included in total interest income was $54.9 million and $60.7 million for the years ended December 31, 2010 and 2009.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net loss on sales, calls and impairment of investment securities.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $726,000 (quarter ended December 31, 2010), $924,000 (quarter ended September 30, 2010), $2.1 million (quarter ended June 30, 2010), $51.2 million (quarter ended March 31, 2010) and $900,000 (quarter ended December 31, 2009).

(5) – Represents total equity less goodwill, core deposit intangible asset, and mortgage servicing rights asset divided by total shares outstanding.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President and Chief Financial Officer
502-560-8628